Exhibit 4.1

See Restrictive Legends on Reverse Side of Certificate

Incorporated Under the Laws of the State of California

NUMBER

*PA-*

**

SHARES

OVERLAND STORAGE, INC.

THIS CERTIFIES THAT is the owner of shares of the SERIES A CONVERTIBLE PREFERRED STOCK of

OVERLAND STORAGE, INC.

transferable only on the books of the Corporation by the holder hereof, in person or by Attorney, upon surrender of this Certificate properly endorsed.

This certificate and the shares represented hereby are issued and shall have the rights specified in and be held subject to all the provisions of the Articles of Incorporation and the Bylaws of said corporation and any amendments thereof, to all of which the holder of this certificate, by acceptance hereof, assents.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed this day of,.

President

Secretary

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THE TRANSFEROR, THE SUBSTANCE OF WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933.

A STATEMENT OF THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO OR IMPOSED UPON EACH CLASS OR SERIES AND THE NUMBER OF SHARES IN AND DESIGNATION OF EACH CLASS OR SERIES OF SHARES WILL BE FURNISHED TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE FROM THE OFFICE OF THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY.

No.

CERTIFICATE

FOR

SHARES OF PREFERRED STOCK

ISSUED TO DATED

For Value Received, hereby sell, assign and transfer unto shares of the Preferred Stock represented by the within Certificate and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

In presence of